UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Dover Saddlery, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL No. 1 ELECTION OF DIRECTORS
PROPOSAL No. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL No. 3 OTHER MATTERS
DIRECTORS AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS
INFORMATION ABOUT NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INFORMATION ABOUT COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS TABLE
OTHER COMPENSATION ARRANGEMENTS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
AVAILABLE INFORMATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 5, 2011
and
PROXY STATEMENT
IMPORTANT
Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.
Dover Saddlery, Inc.
P.O. Box 1100, 525 Great Road
Littleton, MA 01460
Notice of Annual Meeting of Stockholders
To Be Held May 5, 2011
DEAR STOCKHOLDERS:
The annual meeting of stockholders of Dover Saddlery, Inc., a Delaware corporation (“Dover” or the “Company”), will be held on Thursday, May 5, 2011, beginning at 12:30 p.m. local time, at the Downtown Harvard Club of Boston, One Federal Street, 38th Floor, Boston, Massachusetts 02110 for the following purposes:
1.	To elect three Class III Directors to hold office for three-year terms, or until their successors are duly elected and qualified;

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Only holders of record of shares of Dover common stock at the close of business on March 7, 2011, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and adjournments or postponements thereof. Stockholders are cordially invited to attend the annual meeting in person.
By Order of the Board of Directors
Jonathan A.R. Grylls
Secretary
This Proxy Statement and the accompanying form of proxy card are being mailed beginning on or about April 13, 2011 to all stockholders entitled to vote. The Dover Saddlery 2010 Annual Report, which includes consolidated financial statements, is being mailed with this Proxy Statement.

IMPORTANT NOTICE: Internet Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 5, 2011: The Company’s Proxy Statement and Annual Report to Stockholders are available at http://investor.shareholder.com/DOVR/investor_materials.cfm

Please complete, date, sign and mail promptly the enclosed proxy in the return envelope, whether or not you plan to attend the annual meeting.
YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or
not you plan to attend the Annual Meeting.
Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Dover Saddlery, Inc.
P.O. Box 1100
525 Great Road
Littleton, MA 01460
978-952-8062
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2011
This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 13, 2011 in connection with the solicitation by the Board of Directors (the “Board”) of Dover Saddlery, Inc. (“Dover” or the “Company”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 5, 2011, and at any and all adjournments thereof (the “Annual Meeting”). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders’ directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company’s Secretary in writing or by orally notifying the Company in person.
The Board has fixed the close of business on March 7, 2011, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were issued and outstanding 5,277,161 shares of the Company’s Common Stock, $0.0001 par value (the “Common Stock”), entitled to cast 5,277,161 votes.
The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.
The Class III Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes as to these elections do not count as votes for or against such elections.
Votes will be tabulated by the Company’s transfer agent, StockTrans.
Voting of Proxies
All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted as follows:
•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the ratification of the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for fiscal year 2011 (Proposal No. 2); and
•	as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See “OTHER MATTERS.”
Quorum; Abstentions; Broker Non-Votes
In Proposal No. 1 for the election of directors, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Proposal No. 2 (for the ratification of selection of the independent registered public accounting firm) is a routine matter, and the affirmative vote of a majority of the shares “represented and entitled to vote” (including broker discretionary voting) will be required to approve this Proposal. Regarding Proposal No. 3 (Other Matters), the affirmative vote of a majority of the shares “represented and entitled to vote” will be required to approve this Proposal
The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares duly voted by the proxy holder are treated as shares “represented and entitled to vote ” at the Annual Meeting with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but except for routine matters, will not be counted for purposes of determining the number “represented and entitled to vote” with respect to a proposal.

PROPOSAL No. 1
ELECTION OF DIRECTORS
The Board is divided into three classes, labeled Class I, Class II and Class III each containing, insofar as possible, an equal number of directors. Directors of each class serve for staggered three-year terms, with the term of one of the three classes expiring each year at the Company’s annual meeting of stockholders or special meeting in lieu thereof.
The Board currently consists of seven Directors: two Class I Directors, three Class II Directors, and two Class III Directors.
The Company’s current Class III Directors are James F. Powers and Stephen L. Day. Their terms as director will expire at the Company’s 2011 annual meeting of stockholders or special meeting in lieu thereof.
The Nominating and Corporate Governance Committee of the Board has selected for nomination, and the Board of Directors has approved the selection of nominees, Messrs. James F. Powers and Stephen L. Day, for election as Class III Directors, to serve until the Company’s 2014 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.
The nominees have agreed to serve as directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.
The Directors whose terms expire at the annual meeting in 2012 and 2013, respectively, are: Gregory F. Mulligan and Kevin K. Albert, Class I Directors; and John W. Mitchell, David J. Powers, and Jonathan A. R. Grylls, Class II Directors.
The experience, qualifications, attributes and skills of each Class III nominee and of the other Directors are set forth below in this Proxy Statement in “Directors and Executive Officers”, and in “Information about Nominating and Corporate Governance Committee”, under Nominations of Class III Directors for Election at 2011 Annual Meeting of Stockholders, and under Experience and Qualifications of Class I and II Directors.
Vote Required
The two nominees for Class III Director are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under the Company’s By-Laws.
Recommendation
The Board recommends that you vote FOR the election of Messrs. James F. Powers and Stephen L. Day as Class III Directors.

PROPOSAL No. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the policies and procedures described above, under the heading, “Information Concerning the Audit Committee and Auditors”, the Audit Committee has selected McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for fiscal 2011. If the Stockholders fail to ratify this appointment, the Audit Committee will consider a replacement auditor if it determines such replacement is in the best interest of the Company.
Vote Required
The affirmative vote of a majority of the shares “represented and entitled to vote” will be required to approve this Proposal. Because ratification of selection of auditors is a routine matter under the rules of the New York Stock Exchange (“NYSE”), brokers who are members of the NYSE and hold their client shares of Company common stock in street name may vote those shares in respect of this Proposal No. 2 at the brokers’ discretion when they have not received timely voting instructions from their clients. Such broker discretionary votes duly cast in respect of this Proposal No. 2 will thus be counted as shares “represented and entitled to vote” on this Proposal No. 2.
Recommendation
The Audit Committee, on behalf of the Board, recommends that you vote FOR the ratification of the selection of McGladrey as the Company’s Independent Registered Public Accounting Firm
PROPOSAL No. 3
OTHER MATTERS
As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.
Vote Required
If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares “represented and voting” will be required to approve this Proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote on this proposal.
Recommendation
The Board recommends that you vote FOR Proposal No. 3.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the Company:

Name	Age	Position

Stephen L. Day (4) *	65	Chief Executive Officer, President, Treasurer, Chairman
Jonathan A.R. Grylls (6)	46	Vice President, Chief Strategy Officer, Secretary, Director
William G. Schmidt	61	Vice President, Chief Operating Officer
David R. Pearce	52	Chief Financial Officer
David J. Powers (3)(6)	61	Director
James F. Powers (1)(2)(4) *	61	Director
Gregory F. Mulligan (1)(2)(5)	57	Director
John W. Mitchell (2)(3)(6)	62	Director
Kevin K. Albert (1)(3)(5)	58	Director

*	Nominee for re-election as a Class III Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

(4)	Class III Director with term expiring at 2011 Annual Meeting.

(5)	Class I Director with term expiring at 2012 Annual Meeting

(6)	Class II Director with term expiring at 2013 Annual Meeting.
Stephen L. Day has been the President, Chief Executive Officer, Treasurer and Chairman of the Board of Directors of Dover Saddlery, Inc. since 1998. In addition, Mr. Day has various positions in Dover Saddlery subsidiaries. Mr. Day previously was the controlling member of EquiSearch.com LLC, a leading Internet equine content site. Prior to his acquisition of EquiSearch, he was the Chief Executive Officer of State Line Tack, Inc. from 1991 until the acquisition of State Line by PetSmart, Inc. He holds an MBA from Harvard University and a BS in Industrial Management from Purdue University. As an avid equestrian, he has founded two riding schools and trained many young horses to become successful show horses.
Jonathan A.R. Grylls has been our Chief Operating Officer and a member of our Board of Directors since 1998. Mr. Grylls was our Chief Operating Officer from 1998 to June 2010 at which time he resigned as Chief Operating Officer and was appointed to the position of Chief Strategy Officer. Mr. Grylls currently serves as Vice President and Secretary. Prior to joining Dover, Mr. Grylls was Chief Operating Officer of Equestrian Products Corporation, a distributor of equestrian products, and held various other positions in MIS, sales, credit and operations at Eisers, the predecessor to Equestrian Products Corp. He previously was Vice President of Merchandising at State Line Tack, Inc. from 1992 until 1996. Mr. Grylls graduated from the University of Manchester’s Institute of Science and Technology with a BS with Joint Honors in Mathematics and Management Sciences.

David R. Pearce has been our Chief Financial Officer since August 2010. Prior to joining Dover as CFO, David served as a member of our Board of Directors and Chairman of the Audit Committee from May 2009 to August 2010, at which point he resigned to assume the CFO position at the Company. From February 2003 to June 2009, Mr. Pearce served as a trustee and chairman of the Audit Committee for Kensington Funds, a mutual fund complex investing in real estate securities. In 2008, he was appointed chairman of the board of trustees of Kensington Funds. Mr. Pearce is the former president, CEO and CFO of Geerlings & Wade, Inc., America’s leading direct marketer of fine wine and wine accessories, Mr. Pearce served as an investment banker with the Bank of Ireland and State Street Bank. He also served as COO and CFO of Weston Nurseries, Inc. from 2004 through 2007 and for Superior Cake Products in 2009 and as CFO of Tweeter Opco, LLC during 2008 and of State Line Tack, Inc. prior to its sale to Petsmart, Inc., where he also served on its board of directors. From October 2009 through July 2010, Mr. Pearce consulted for Riemer & Braunstein, a Boston law firm. Over the past six years, Mr. Pearce has provided executive management and financial turnaround services for various companies, including the following: (i) from January to November 2008, he was hired as Chief Financial Officer of Tweeter Opco, LLC in an effort to restructure Tweeter whose assets had been purchased out of bankruptcy in 2007. Tweeter Opco subsequently filed a petition under Chapter 11 of the federal bankruptcy laws in November 2008; (ii) Mr. Pearce was a director and corporate secretary of Tatleaux Antiques Holdings, Inc., when in March 2008 it filed petitions under Chapters 11 and then 7 of the federal bankruptcy laws; and (iiii) from April 2004 to December 2007, Mr. Pearce was the CFO of Weston Nurseries, Inc., and elected COO in December 2005. Weston Nurseries filed a petition under Chapter 11 of the federal bankruptcy laws in 2004 and emerged from Chapter 11 in July 2007, while Mr. Pearce was its CFO. Mr. Pearce holds a MBA from the Haas School of Business, University of California at Berkeley and a BA from Brown University.
William G. Schmidt has been our Chief Operating Officer since June 2010 and prior to that was Vice President of Operations since 2001. Since 2006, Mr. Schmidt has also served as President and Director of Dover Saddlery, Inc (a Massachusetts corporation) d/b/a Nashoba Valley Fulfillment, a wholly-owned subsidiary of the Company. Prior to joining Dover, Mr. Schmidt held senior positions with catalog companies Duncraft, Bay Country Wood Crafts and Garden Way, and established the direct marketing division of Eastern Mountain Sports. Mr. Schmidt previously worked at State Line Tack, Inc. from 1991 to 1997 in various positions including Chief Financial Officer, Chief Operations Officer, Vice President and General Manager. He has served as President of the New England Mail Order Association and on the Board of Advisors for the National Catalog Conference and the National Catalog Operations Forum. He holds a BS in Accounting from Bentley College.
David J. Powers has served as a member of our Board of Directors since 1998. Mr. Powers co-founded Dover Saddlery in 1975 and held various positions there until 1998, including Vice President of Operations. He assumed responsibility for the development of Dover’s catalog business in 1982. Mr. Powers is a former member of the United States Equestrian Team. He holds a BA from the University of Pennsylvania. David Powers is the brother of James Powers.
James F. Powers was a founder and President of Dover Saddlery from 1975 until 1998. Mr. Powers has served as a member of our Board of Directors since 1998. He is a former member of both the United States Equestrian Team and the 1972 U.S. Olympic Team. Mr. Powers is a current member of the USET Foundation Gold Medal Club and an active rider. He attended Babson College. James Powers is the brother of David Powers.
Gregory F. Mulligan has served as a member of our Board of Directors since 2004. Since 2006, Mr. Mulligan has served as a General Partner of BCA Mezzanine Fund, L.P., a mezzanine investing company. He is also a Partner of Bay Capital Advisors, LLC, an investment banking company. From 1996 to 2002, Mr. Mulligan worked as Managing Director at Citizens Capital, Inc., a mezzanine and equity investing company.
John W. Mitchell has served as member of our Board of Directors since November 2006. Mr. Mitchell currently serves as Vice President and General Counsel of Aavid Thermal Products, Inc. (Aavid), a leading thermal engineering company headquartered in Concord, New Hampshire. For the past 11 years, Mr. Mitchell has co-led the corporate development function at Aavid and a group of public and private Aavid affiliates, with a particular focus in corporate governance, corporate finance, investor relations, mergers and acquisitions, commercial, compliance and legal. Previously, Mr. Mitchell practiced business law as a senior partner with Sulloway & Hollis, of Concord, New Hampshire.

Kevin K. Albert has served as a member of our Board of Directors since 2010. Mr. Albert currently serves as Managing Director of Pantheon (US) LLC, a private equity fund-of-funds manager, which is registered as an investment advisor with the Securities and Exchange Commission. Prior to joining Pantheon in 2010, Mr. Albert had served as a Managing Director of Elevation Partners, a private equity firm, since 2005, and previously had been employed at Merrill Lynch & Co. Inc., since 1981 most recently serving as Managing Director, Head of Global Private Equity Placements, since 1993. Kevin has a BA and an MBA from the University of California, Los Angeles.
In 1998, Mr. Stephen Day acquired an ownership interest in Dover Saddlery (when it was still privately held), and at that time, Mr. Day, together with Mr. Jonathan Grylls, became executive officers of the Company, and since 2005, commensurate with the Company’s public offering, each of Mr. Day and Mr. Grylls has been employed by the Company pursuant to an executive employment agreement. Mr. Schmidt has been employed by the Company pursuant to an executive employment agreement since September 2010. Except as noted in the preceding sentence, none of the Directors or Executive Officers has any understanding or arrangement with the Company pursuant to which any of them was selected or served as a director or executive officer of the Company.
Class II Director David Powers is the brother of Class III Director James Powers; and each is a brother-in-law of Michele Powers, who provides strategic marketing consulting services to the Company, beneficially owns 282,444 shares (or approximately 5.4%) of the Company’s Common Stock, and is a former merchandising employee of the Company. Except as noted in the preceding sentence, none of Dover Saddlery’s Directors or Executive Officers has any family relationship with any employee of the Company or with each other.
The Company’s executive officers are elected by the Company’s directors and hold office until the first Board of Directors’ meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them, or until they sooner die, resign, are removed or become disqualified.
The experience, qualifications, attributes and skills of each Class III Director nominee and of the other Directors are set forth below in this Proxy Statement in “Information about Nominating and Corporate Governance Committee”, under Nominations of Class III Directors for Election at 2011 Annual Meeting of Stockholders, and under Experience and Qualifications of Class I and II Directors.
BOARD OF DIRECTORS
Independence of the Board of Directors — General
As required by the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors, and the members of its principal standing committees, must qualify as “independent,” as affirmatively determined by the Board of Directors, upon the findings and recommendations of the Board’s Nominating and Corporate Governance Committee (“NCGC”). The NCGC (and as appropriate the entire Board) consults with the Company’s counsel to ensure that the Committee’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time. For a more detailed discussion of the Company’s “Independence” standards and the Committee’s findings, see Board and Committee Independence, and Member Qualifications and Experience under “Corporate Governance” later in this Proxy Statement.
Board Leadership Structure
The position of Chairman of the Board and Chief Executive Officer of the Company has been combined and the Company does not appoint a lead independent director. The Board believes that Mr. Day’s service as both Chairman of the Board and Chief Executive Officer, or “CEO”, is in the best interest of the Company and its stockholders. Mr. Day possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareowners, customers and suppliers, particularly during times of turbulent economic and industry conditions. This has been beneficial in driving a unified approach to core operating processes throughout the Company as it implements its retail roll-out strategy and carefully manages the balance between growth and profitability from year-to-year.
Each of the directors other than Messrs. Day and Grylls is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with the Chairman/CEO directly regarding any specific feedback or issues, provides him with input regarding agenda items for Board and Committee meetings, and coordinates with the Chairman/CEO regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.
Although the Company believes that the combination of the Chairman and CEO roles is appropriate in the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy.
Risk Management
The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board, and reviewed at each Board meeting as they relate to the Company’s strategic direction, operations and financial performance. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships.
In addition to this Board responsibility and activity, each of the Board’s standing committees also plays a role in the oversight of risk management. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks including liquidity and balance sheet risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. This approach to risk management and oversight is consistent with the Board’s leadership structure (see Board Leadership Structure immediately above under “Board of Directors” in this Proxy Statement), in that (i) Mr. Day, in the combined role of CEO and Board Chair, is most familiar with the risks affecting the business and is charged with regularly disclosing and updating them to the Board, and (ii) the Board’s Independent Directors (comprising a majority of the Board and the exclusive representatives on each of the Board’s three standing Committees) engage in diligent oversight of and inquiry into such risks during Committee meetings, meetings of the full Board of Directors and in candid and wide-ranging discussions and of regular Executive Sessions of the Board and its Committees.
CORPORATE GOVERNANCE
Code of Ethics and Committee Charters
The Company has adopted a Code of Business Conduct and Ethics, as required by The NASDAQ Stock Market LLC (“NASDAQ”), which applies to each of the Company’s employees, executive officers and Directors, including its principal executive officer, principal financial officer and principal accounting officer/controller. The Code of Business Conduct and Ethics is available on the Company’s website at: http://investor.shareholder.com/dovr/documents.cfm. The Company intends to satisfy any Securities and Exchange Commission (“SEC”) disclosure requirements relating to amendments to and/or waivers of the Code of Business Conduct and Ethics by posting such information on the Company’s website identified above and/or by filing or furnishing copies thereof as exhibits to its periodic filings with the SEC.

Each of the three standing Committees (Audit; Compensation; and Nominating and Corporate Governance) of the Company’s Board of Directors has a Charter, and a copy of each Committee’s Charter is available on the Company’s website at: http://investor.shareholder.com/dovr/documents.cfm
Board, Committee and Stockholder Meetings
During the Company’s fiscal year ended December 31, 2010 (“fiscal 2010”), the Board met or acted by unanimous consent a total of nine (9) times. The Board currently has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, whose members are appointed by the Board for annual terms ending March 31 each year (herein, a “Board Year”; and the twelve months ending March 31, 2011 herein, “Board Year 2011” or simply “BY 2011”), coinciding with the filing with the Securities and Exchange Commission (SEC) of the Company’s Annual Report on Form 10-K for the preceding fiscal year. The Audit Committee met or acted by unanimous consent six (6) times during BY 2011. The Compensation Committee met three (3) times during BY 2011. The Nominating and Corporate Governance Committee (NCGC) met three (3) times during BY 2011. All incumbent directors attended at least 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he served.
It is the Company’s policy that all members of the Board attend the annual meeting of stockholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board near the same date as the annual meeting of stockholders, depending on the timing of the annual meeting of stockholders in relation to the release of the Company’s first quarter earnings and financial statements for the current fiscal year. The date of the annual meeting in 2010 was May 5, 2010. At that meeting, all directors attended the Annual Meeting of Stockholders in person.
Board and Committee Independence, and Member Qualifications and Experience
Board of Directors. Periodically the Nominating and Corporate Governance Committee of the Board reviews the relationships that each director has with the Company and with other parties, and reports on that review to the full Board. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ rules and who the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determines have no relationships that would interfere with the exercise of independence in carrying out the responsibilities of a director, are considered to be independent directors. The Board has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s board members are directors or executive officers (a Board member determined to be independent under such rules and based on such factors is referred to as being “Independent”). After evaluating these factors, the Board has determined that five members of the Board who are not employees of the Company or any parent or subsidiary of the Company (each a “Non-Employee Director”, and as a group, the “Independent Directors”), comprising seventy-one percent (71%) of the whole Board, are Independent.
Audit Committee. Under applicable NASDAQ rules, the Board is required to make certain findings about the independence, experience and qualifications of the members of the Audit Committee of the Board. In addition to assessing the independence of the members under the NASDAQ rules, the Board also considers the requirements of Section 10A(m)(3), and Rule 10A-3 and Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 (such review process conducted by the Board herein the “Qualifications, Experience and Independence Review” or simply, “Independence Review”).

As a result of its Independence Review in 2010, the Board determined that, with respect to the composition of the Audit Committee for the Board, first Mr. Pearce and then Mr. Albert, respectively (each as Chairman), and Messrs. Gregory Mulligan and James Powers, in their capacity as members of the Audit Committee of the Board, were Independent. In addition, the Board determined that both Mr. Pearce and Mr. Albert were “Audit Committee Financial Experts” within the meaning of under Item 401 (h) of Regulation S-K and other applicable SEC rules, and that Messrs. David Pearce, Kevin Albert, James Powers and Gregory Mulligan each had the financial sophistication and other attributes required under the applicable NASDAQ rules.
In March 2011, the Board conducted its annual Qualifications, Experience and Independence Review, in connection with its Audit Committee appointments for Board Year 2012. Consistent with the recommendation of its Nominating and Corporate Governance Committee (sometimes herein, the “Nominating Committee”), the Board reviewed the qualifications, experience and independence of that committee’s nominees to serve on the Audit Committee: Messrs. Kevin Albert (Chair), Gregory Mulligan, and James Powers. The Board has determined that each of these Directors, in his capacity as a member of the Audit Committee of the Board, is Independent. In addition, the Board has determined that Mr. Albert is an “Audit Committee Financial Expert” within the meaning of under Item 401 (h) of Regulation S-K and other applicable SEC rules, and that each of Messrs. Kevin Albert, Gregory Mulligan and James Powers has the financial sophistication and other attributes required under the applicable NASDAQ rules.
For more information about this committee and its functions, see “Information Concerning the Audit Committee and Auditors” later in this Proxy Statement.
Compensation Committee. In 2010, the Board determined that Mr. James Powers (Chairman), Mr. John Mitchell and Mr. Gregory Mulligan, in their capacity as members of the Compensation Committee of the Board, were Independent In March 2011, the Board conducted its annual Qualifications, Experience and Independence Review, and determined that the following Directors are Independent, as proposed by the Nominating Committee to serve on the Compensation Committee for Board Year 2012: James Powers (Chair), John Mitchell, and Gregory Mulligan. For more information about this committee and its functions, see “Executive Compensation” later in this Proxy Statement.
Nominating and Corporate Governance Committee. In 2010, the Board determined that Mr. David Powers (Chairman), Mr. John Mitchell, and first Mr. David Pearce and then Mr. Kevin Albert, in their capacity as members of the Nominating and Corporate Governance Committee of the Board, were Independent. In March 2011, the Board conducted its annual Qualifications, Experience and Independence Review, and determined that the following Directors are Independent and appointed them to serve on the Nominating Committee for Board Year 2012: David Powers (Chair), Kevin Albert, and John Mitchell. For more information about this committee and its functions, see “Information About Nominating and Corporate Governance Committee” later in this Proxy Statement.
Stockholder Communications
Stockholders may communicate directly with the members of the Board or the individual chairman of standing Board committees by writing directly to those individuals care of Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual. Updates or additions to the Company’s policy on Stockholder Communications will be available on the Company’s website at: http://investor.shareholder.com/dovr/committees.cfm.

INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS
For the twelve months ending March 31, 2011, the Audit Committee was first composed of Mr. David Pearce (Chairman), Mr. Gregory Mulligan and Mr. James Powers. This Committee continued through the effective date of Mr. Pearce’s resignation from the Board in order that Mr. Pearce could assume the position of Chief Financial Officer of the Company as of August 20, 2011. On August 20, 2010, the Directors elected Mr. Kevin K. Albert to serve the vacancy created by said resignation, and appointed Mr. Albert to serve as chair of the Audit Committee through March 31, 2011.
The Committee reviews the internal accounting procedures of the Company and is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The Audit Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm, and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rule 10A-3(b) (2), (3), (4), and (5) under the Securities Exchange Act of 1934. These and other aspects of the Audit Committee’s responsibilities and authority are more fully described in the written charter for the Committee adopted by the Board. A copy of the Audit Committee Charter is available at the Company’s website at: http://investor.shareholder.com/dovr/documents.cfm.
Report of the Audit Committee
Responsibility of Audit Committee
As more fully described in its Charter, the Audit Committee is appointed by the Board to: assist the Board in the general oversight and monitoring of management’s internal controls over and its execution of the Company’s financial reporting process; arrange for the audit of the Company’s financial statements by the Company’s independent registered accounting firm and to assist in the oversight of such audit; and assist the Board in the general oversight and monitoring of the Company’s procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s independent registered accounting firm.
It is not the responsibility of the Audit Committee to plan or conduct the audit or to determine that the Company’s financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States (“GAAP”). Management has the primary responsibility for the preparation of the financial statements. The Company’s independent registered accounting firm is responsible for auditing those financial statements and expressing its opinion on whether the financial statements are fairly stated in all material respects in conformity with GAAP. In giving recommendations to the Board, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and (ii) the report of the Company’s independent registered accounting firm with respect to such statements.
The 2010 Audit
In fulfilling its responsibilities, the Audit Committee met twice with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm for fiscal 2010, to discuss the scope of McGladrey’s audit of the Company’s financial statements for fiscal 2010 and the results of McGladrey’s examination.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and McGladrey. The Audit Committee discussed with McGladrey the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89 and SAS No. 90, including a discussion of McGladrey’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from McGladrey the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with McGladrey, as well as other matters related to McGladrey’s independence from management, the Audit Committee and the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements for the year ended December 31, 2010 be included in its Annual Report on Form 10-K for fiscal 2010, for filing with the SEC.
SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Kevin K. Albert (Chairman)
Gregory F. Mulligan
James F. Powers
Relationship with Auditors
McGladrey is the independent registered public accounting firm that has served as the Company’s principal independent auditors for the year ending December 31, 2010. A representative of McGladrey is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.
Principal Accounting Fees and Services
The aggregate fees for professional services rendered by McGladrey during fiscal year ended December 31, 2010, and by Caturano and Company, P.C (Caturano), for the first two fiscal quarters of 2010 and for the fiscal years ended December 31, 2009 and 2008, were as follows:

Description	2010		2009	2008

Audit Fees (1), (2) & (3)		$183,340	178,000	186,750
Audit-Related Fees (4)	$			5,000
Tax Fees (5)	$			—
Unrelated Fees (6)	$			6,600

(1)	Audit Fees are fees for the audit of the Company’s annual financial statements and review of quarterly financial statements.

(2)	In respect of fiscal 2010, the Company incurred a total of $166,340 in Audit Fees to McGladrey, and a total of $17,000 to Caturano.

(3)	In respect of fiscal 2008, the Company incurred a total of $143,000 in Audit Fees to Caturano, and a total of $43,750 to EY.

(4)
Audit-Related Fees are fees in 2008 for accounting services performed by Ernst and Young, LLP (EY) in connection with (A) the Company’s responses to the SEC’s comment letter on the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and (B) the transition in the Company’s independent registered accounting firm from EY to Caturano.

(5)	Tax Fees are fees for tax compliance, tax planning and tax advice.

(6)	Unrelated fees paid to Caturano for IT support and training services, prior to retention as the Company’s auditor.

The Audit Committee previously determined that provision of services by Caturano in 2008 to the Company not related to its audit of the Company’s financial statements, as described in footnote 6 to the above table (herein, “Unrelated Services”), was at all relevant times compatible with that firm’s independence.
Pre-Approval Policies
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, advice or audit services relating to internal controls, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. Specific services that were not contemplated by the annual budget may also be pre-approved, on a case-by-case basis, by the Audit Committee acting as a whole, or by a designated single member of the Audit Committee provided such services are then ratified, on at least a quarterly basis, by the Audit Committee acting as a whole.
Pursuant to such pre-approval policies, the Audit Committee pre-approved:
•	Caturano’s engagement to provide quarterly review services in respect of the first two quarters of fiscal 2010;
•	McGladrey’s engagement to provide audit and quarterly review services for the third fiscal quarter of 2010 and full year ending December 31, 2010;
•
Caturano’s engagement to provide audit and quarterly review services for the third fiscal quarter of 2008 and full year ending December 31, 2008, and for all three fiscal quarters and for the full fiscal year ended December 31, 2009; and

•	EY’s engagement to provide quarterly review services in respect of the first two quarters of fiscal 2008.
Except as noted above with respect to the Unrelated Services, the Company did not engage Caturano to provide any advisory or other unrelated services in fiscal 2008. At the time management retained McGladrey to provide the Unrelated Services, the Audit Committee was not involved in prior review or approval, because Caturano had not been engaged as the Company’s independent registered accounting firm.
INFORMATION ABOUT NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
General
For the twelve months ending March 31, 2011, the Nominating and Corporate Governance Committee (sometimes herein, the “Nominating Committee”) was chaired by Mr. David Powers (Chairman), and also served by Directors John W. Mitchell and first by David R. Pearce, and then Kevin K. Albert. Together, they carried out the Committee’s charter functions with respect to the Board’s nominees for election as Class III Directors and recommendations to the full Board for committee appointments for the twelve months ending March 31, 2012.
Where it retains the requisite independence under NASDAQ rules, the Committee identifies individuals qualified to become members of the Board, selects director nominees for each annual meeting of stockholders, recommends individuals to fill vacancies in the Board, develops and recommends corporate governance principles to the Board and is responsible for leading an annual review of the performance of both the Board as a whole and its individual members, as described below. These and other aspects of the Nominating and Corporate Governance Committee’s responsibilities and authority are more fully described in the written charter for the Committee adopted by the Board. A copy of the Nominating and Corporate Governance Committee Charter is available to security holders at the Company’s website at http://investor.shareholder.com/dovr/documents.cfm.

Nomination Criteria
Pursuant to its charter, the Nominating and Corporate Governance Committee is charged with reviewing the qualifications, experience and backgrounds of the directors, as well as the overall composition of the Board, and nominate candidates for election at the annual meeting of stockholders. In the case of incumbent directors whose terms of office are set to expire, this function includes review of each such director’s overall past service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable Independence standards. Additionally, this function evaluates Board members whose terms of office are set to expire the following year, and includes seeking input from the Company’s Chief Executive Officer and Chief Financial Officer.
In selecting both incumbent and new director nominees, this function considers the diverse experiences and qualifications of each incumbent director and candidate, and their respective contribution to the Board’s overall diversity and composition. The Committee seeks candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Although this function has not established minimum requirements for director candidates, it will assess candidates’ strengths and weaknesses in at least the following categories: Marketing/Branding, Finance and Capital Markets, Specialty Retail, Technology, Entrepreneurship, Corporate Leadership, Diversity and Governance/Legal. The Committee will also consider such matters as a candidate’s ability to read and understand fundamental financial statements, whether a conflict or potential conflict of interest exists and the candidate’s independence from management. The Nominating and Corporate Governance Committee, or the Independent Directors of the Board acting in the Committee’s stead, may change the criteria it considers in potential director candidates from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.
Nominations of Class III Directors for Election at 2011 Annual Meeting of Stockholders
Since January 1, 2011, the Nominating and Corporate Governance Committee met once, to carry out its responsibilities under the committee charter and in connection with its consideration and selection of nominees for Class III Directors.
The Committee recommended to the Board, and the Board approved and nominated Messrs. James F. Powers and Stephen L. Day, for election as Class III Directors, to serve until the Company’s 2014 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.
In addition to the business experiences listed in “Directors and Executive Officers” above in this Proxy Statement, the experience, qualifications, attributes and skills of the Class III Director nominees are set forth below:
Regarding Mr. James Powers, the Board considered his first-hand familiarity with equestrian sports and activities; the experience and expertise acquired as a founder and former senior executive officer leading the growth and expansion of the Company during its first 24 years; his in-depth knowledge of the accounting, database marketing and specialty catalog businesses; and his contributions to the Company’s Board since 1999. In his capacity as Chair of the Compensation Committee and a member of the Audit Committee since 2005, Mr. James Powers has led the compensation policy making of the Company and helped guide the Company in performing its Audit Committee duties. In such capacity, Mr. James Powers has demonstrated strong independence from and determined vigilance in dealing with management; for example, in negotiating Mr. Day’s employment contract; overseeing executive compensation; and administering the Company’s stock option plans.

Regarding Mr. Stephen L. Day, the Committee considered his expertise in the equestrian business since 1991 when he purchased State Line, Tack, Inc. and his subsequent purchase of Dover Saddlery, Inc. in 1998; his first hand familiarity with equestrian sports and in-depth knowledge of all aspects related to managing a multi-channel, equestrian retailer including database marketing, ecommerce, merchandising, accounting, order fulfillment, customer service and investor relations. The Board further considered his contributions to the Company’s Board and to the Company as its President and CEO since 1998. In these capacities, Mr. Day has led successfully the Company’s rapid retail expansion and the Company through the worst economic recession in many decades. Throughout his executive leadership, he has diligently and successfully balanced the interests of customers, investors and employees through several complete economic cycles, producing superior customer value and long-term corporate growth in three different companies, consistently demonstrating integrity, honesty, and other appropriate skills and attributes, ranging from determined entrepreneurialism; tough-minded firmness; and a fair open-minded leadership style.
Experience and Qualifications of Class I and II Directors
In addition to the business experiences listed in “Directors and Executive Officers” above in this Proxy Statement, the experience, qualifications, attributes and skills of the Class I and Class II Directors are set forth below:
Class I Director Gregory Mulligan has a strong background in investment banking and finance, having served in executive roles for public and private firms in those industries since 1996. In his capacity as a General Partner of BCA Mezzanine Fund LP, a holder of the Company’s subordinated debt and related warrants, Mr. Mulligan also provides to the Board the perspectives of the Company’s debt holders and investors generally, and regularly provides guidance to the Board on capital markets and capital structure.
Class I Director Kevin K. Albert has over 25 years of experience providing capital markets advice to CEOs of private equity firms and company’s seeking to raise private equity capital; and 20 years of experience serving on multiple investment company boards. He has particular expertise in (a) private equity capital, and (b) advising executive management on corporate growth strategies. In addition to his valuable contributions as Chair of the Audit Committee, he provides important operational and financial insights and capabilities.
Class II Director Mr. Mitchell has extensive experience as an executive officer of and governance expertise with public companies; his capabilities as a business counselor and legal advisor; and his contributions to the Company’s Board since November 2006.
Class II Director Mr. David Powers has first-hand familiarity with equestrian sports and activities; the experience and expertise acquired as a founder and former senior executive officer leading the growth and expansion of the Company during its first 24 years; his in-depth knowledge of the database marketing and specialty catalog businesses; and his contributions to the Company’s Board over more than 10 years. In his capacity as Chair of the Nominating and Corporate Governance Committee since 2005, Mr. David Powers has led the search, recruitment and appointment of four different Independent Directors (Messrs. Meagher, Mitchell, Pearce and Albert).
Class II Director Mr. Jonathan Grylls has expertise in the database marketing discipline, extensive experience as a current senior executive officer in all aspects of the Company’s business, an in-depth background in sourcing and selling equestrian products and more than 10 years of service as a member of the Company’s Board of Directors.

Stockholder Recommendations and Stockholder Nominations
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by writing to The Nominating and Corporate Governance Committee, care of Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.
Stockholders may nominate director candidates by following the procedures described under the heading “Stockholder Proposals” later in this Proxy Statement.
INFORMATION ABOUT COMPENSATION COMMITTEE
General
The Compensation Committee has a Charter (a copy of which may be found on the Company’s website (www.doversaddlery.com); is comprised of Independent Directors; and pursuant to its Charter, is charged with the overall responsibility of the Board relating to executive and director compensation.
Pursuant to (and subject to the more detailed provisions of) its Charter, the Compensation Committee’s authority and responsibilities include the following:
•	Assist the Board in developing and evaluating potential candidates for executive positions, including the chief executive officer, and to oversee the development of executive succession plans;
•
Review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, and based upon these evaluations shall set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	Review and approve on an annual basis the evaluation process and compensation structure and amounts for the Company’s named executive officers and other officers;
•	Review, operate and administer the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed;
•	Review executive officer compensation for compliance with applicable laws and regulations; and
•	Review and approve employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits.
The Committee is not authorized to delegate these responsibilities to management or to any Director who is not Independent. The Committee may recommend either that the full Board of Directors, or that all of the Independent Directors acting as a group, in respect of one or more responsibilities or matters, act on behalf of the Committee, and/or approve, ratify, or confirm the action or recommendation of the Committee.

Narrative
In setting, implementing and monitoring company-wide and individual compensation, the Company (through its Compensation Committee, CEO and other senior management) considers the potential and actual effects of its compensation policies and practices on the Company’s risk management practices generally, and on potential or actual risk-taking incentives, behaviors or activities by employees, individually and/or together with others. The Company reviews, at least annually and periodically at other appropriate time(s), compensation policies, practices and arrangements as they relate to the Company’s risk management objectives generally, and specifically to consider whether its compensation policies, practices and arrangements, individually and in the aggregate, appropriately align employee incentives with the Company’s Board-approved business and risk management objectives.
In respect of the Company’s employment contract with its CEO, the Compensation Committee in 2005 negotiated its terms and conditions directly with the CEO.
The Chief Strategy Officer (“CSO”) (formerly the COO, prior to June 2010) negotiated his employment contract with the CEO in 2005, subject to approval by the Compensation Committee.
In connection with his promotion in 2010, the Chief Operating Officer (formerly the VP of Operations) negotiated his employment contract with the CEO, subject to approval by the Compensation Committee.
As noted immediately below in the section of this Proxy Statement titled “Executive Compensation”, the Compensation Committee from time to time makes reference to certain Sector Compensation Studies in negotiating base salary and performance bonus targets for the CEO, and in considering the CEO’s recommendations of base salary and performance bonus targets for the CSO and the current COO, both in respect of CSO’s and COO’s employment contracts and the payment of bonuses thereunder.
None of the Compensation Committee, the CEO or any other member of Company management engaged, retained or consulted with any compensation consultant in fiscal 2009 or 2010, nor was any compensation paid to the Company’s Named Executive Officers (“NEOs”) in 2009 or 2010 based upon the recommendation of any compensation consultant.
In administration of the Company’s stock option program and the discretionary award of options thereunder, the Committee issues option awards to NEOs and other key employees based on their assessment, after consultation with the CEO and other senior management, of the continued year-to-year relative contributions of each such individual to the Company’s success.
EXECUTIVE COMPENSATION
SUMMARY OF MATERIAL FACTORS
Base Salary, Bonus and Stock Option Program
The philosophies and objective of the Company’s compensation plan, as designed by the Chief Executive Officer and approved by the Compensation Committee, for our principal executive officer (the “PEO” or “CEO”) and our other two most highly compensated executive officers who served in such capacities during the fiscal year ended December 31, 2010 (the “Named Executive Officers” or “NEOs”) is the same as for all of our senior management: that is, competitive market-determined base salaries, combined with a performance bonus opportunity to earn in the upper quartile of total compensation as a reward for superior financial performance.

The Company applies these principles both to its employment agreements with Messrs. Day (CEO), Schmidt (COO) and Grylls (CSO). Copies of Messrs. Day’s and Grylls’ employment agreements may be found, respectively, as Exhibits 10.29 and 10.30 to the Company’s Registration Statement on Form S-1, as filed on August 26, 2005 with the Securities and Exchange Commission (“SEC”), as amended by Exhibits 10.34 and 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed on March 30, 2006 with the SEC. A copy of Mr. Schmidt’s employment agreement may be found as Exhibit 10.70 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed on March 31, 2011 with the SEC.
Mr. Day and Mr. Grylls’ fixed base salaries were set in 2005 and have not been increased since that review date. The Compensation Committee used independent compensation surveys conducted for the Company and public surveys to establish the salary and other compensation and benefit levels. These salary studies included Mercer Multi-Outlet Retailer Compensation Survey for retail companies with less than $500 million in revenue, an independent compensation study by The Bostonian Group in conjunction with Wickford Consulting, an independent report by Salary.com, a Business Week survey for CEOs of Boston retailers with $10 million in sales and the Hewitt Associates Catalog Industry Survey (herein, the “Sector Compensation Studies”). During fiscal 2009, effective April 1, the NEOs voluntarily offered to take, and the Compensation Committee approved, an interim 5% pay cut in their base salaries for the ensuing twelve months, as part of management’s stringent Company-wide cost-savings plan. (This interim voluntary salary reduction terminated on March 31, 2010; the Compensation Committee approved the reinstatement of the NEOs’ prior full base salaries as of April 1, 2010.) Mr. Schmidt’s annual base salary was set in September 2010 at $220,000, based on such Sector Compensation Studies and his new responsibilities as COO. Mr. Schmidt was paid retroactive base salary of $32,662 in 2010 that he deferred during the Company’s pay freeze in 2009 and 2010.
The Company’s incentive bonus program is based on the Company’s performance against certain targets for its Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA calculated before any bonus expense (the “Bonus Target”). Adjusted EBITDA limitations are set forth on pages 32-33 under “Results of Operations”, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 31, 2011.
When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income and other income plus interest expense, income taxes, non-cash stock-based compensation, non-cash goodwill impairment charge, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
The following table reconciles net income to Adjusted EBITDA before bonus expense which is the performance level achieved in comparison to the Bonus Target (in thousands):

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2010	2009

Net income (loss)	$2,045	$904
Depreciation	731	769
Amortization of intangible assets	6	6
Stock-based compensation	190	179
Interest expense, financing and other related costs, net	1,030	1,310
Other investment loss	(314)	44
Provision for income taxes	1,455	893

Adjusted EBITDA	$5,143	$4,105

Bonus expense (for all employees)	908	600

Adjusted EBITDA before bonus	$6,051	$4,705

In fiscal 2010, the Company achieved an Adjusted EBITDA (before bonus) of $6,051,000, which is 114% of its Board-approved Bonus Target of $5,328,000. Mr. Day and Mr. Grylls are paid 10% of their base salaries upon achievement of 75% of the Bonus Target, another 0.8% of their base salaries for achieving each additional 1.0% of the Bonus Target between 76% and 100% of the Bonus Target and another 1.0% of their base salaries for achieving each additional 1.0% of the Bonus Target between 101% and 110% of the Bonus Target. Mr. Day and Mr. Grylls can earn up to 40% of their base salaries upon achieving 110% of the Bonus Target. Mr. Schmidt is paid 10.0% of his base salary upon achievement of 75% of the Bonus Target, another 0.60% of his base salary for achieving each additional 1.0% of the Bonus Target between 76% and 100% of the Bonus Target, and another 0.5% of his base salary for achieving each additional 1.0% of the Bonus Target between 101% and 110% of the Bonus Target. Mr. Schmidt can earn up to 30% of his base salary upon achieving 110% of the Bonus Target. In the case of Mr. Schmidt, he can earn a Warehouse Operating bonus of 5% of his base salary upon achievement of 100% of the performance objective, as recommended by the CEO, for operating efficiently the warehouse and another 1.0% of his base salary for achieving each additional 1.0% of the performance objective between 101% and 110% of the performance objective. Mr. Schmidt can earn up to 10% of his base salary upon achieving 110% of the performance objective.
For 2010 since 114% of the Bonus Target was met, Mr. Day and Mr. Grylls were paid 40.0% of their base salaries, and Mr. Schmidt was paid 37.7% of his base salary. Accordingly, the Compensation Committee approved the award of bonuses to the NEOs in the following respective amounts: Mr. Day, $140,000 (40.0% times $350,000); Mr. Grylls, $86,800 (40% times $217,000); and Mr. Schmidt, $82,900 (the sum of $62,200 (28.3% times $220,000) plus a Warehouse Operating bonus of $20,700 (9.4% times $220,000)). In the case of Messrs. Day and Grylls, their entire bonus was based on the Bonus Target. In the case of Mr. Schmidt, $62,200 of his bonus was based on the Bonus Target, and the balance of $20,700 was a Warehouse Operating bonus for his performance against agreed job metrics, as recommended by the CEO and approved by the Compensation Committee.
In fiscal 2009, the Company achieved 92% of its Board-approved Bonus Target of $5,112,000. Mr. Day and Mr. Grylls are paid 10% of their base salaries upon achievement of 75% of the Bonus Target, another 0.8% of their base salaries for achieving each additional 1.0% of the Bonus Target between 76% and 100% of the Bonus Target and another 1.0% of their base salaries for achieving each additional 1.0% of the Bonus Target between 101% and 110% of the Bonus Target. Mr. Day and Mr. Grylls can earn up to 40% of their base salaries upon achieving 110% of the Bonus Target. Mr. Schmidt is paid 4.375% of his base salary upon achievement of 75% of the Bonus Target and another 0.525% of his base salary for achieving each additional 1.0% of the Bonus Target between 76% and 100% of the Bonus Target. Mr. Schmidt can earn up to 17.5% of his base salary upon achieving 100% of the Bonus Target. For 2009 since 92% of the Bonus Target was met, Mr. Day and Mr. Grylls were paid 23.6% of their base salaries, and Mr. Schmidt was paid 13.3% of his base salary. Accordingly, the Compensation Committee approved the award of bonuses to the NEOs in the following respective amounts: Mr. Day, $78,300 (23.6% times $332,500); Mr. Grylls, $79,650 (23.6% times $237,500 plus a $22,400 discretionary bonus); and Mr. Schmidt, $50,200 (13.3% of $177,650 plus a discretionary bonus of $26,600.) In the case of Mr. Day, his entire bonus was based on the Bonus Target. In respect of Mr. Grylls, $55,900 of his bonus was based on the Bonus Target, and the balance was a discretionary bonus for outstanding performance recommended by the CEO and approved by the Compensation Committee. In the case of Mr. Schmidt, $23,600 of his bonus was based on the Bonus Target, and the balance was a discretionary bonus for his performance against agreed job metrics, as recommended by the CEO and approved by the Compensation Committee.

Dover Saddlery believes that in addition to the short term focus encouraged by the incentive bonus program, senior management should also have a longer term focus. This is achieved by having all of the members of the senior management be part of the Company’s Stock Option Program.
During the course of 2010, the Compensation Committee had a continuing dialogue with management in order to establish the range of total potential option grants to all Directors, Officers and key employees. In November 2010, the Compensation Committee awarded 15,725 stock options each to Messrs. Day, Schmidt and Grylls out of a total of 180,175 stock options awarded to all Company employees. The Committee based its option awards to NEOs, relative to the awards to other employees, on its continued year-to-year assessment of the relative contributions of respective senior management to the Company’s success. All of the 2010 NEO stock option awards were incentive stock options and vest annually in arrears at the rate of 20% each year for five years. In the case of Mr. Day, the exercise price was set at 110% of the closing market price on the date of the award, and the options are scheduled to expire on November 16, 2015. In respect of Messrs. Grylls and Schmidt and the other 2010 optionees, the exercise price was set at the closing market price on the date of the award, and the options are scheduled to expire on November 16, 2020.
None of the NEOs received a grant of stock options during fiscal year 2009, because the Compensation Committee suspended on an interim basis discretionary awards to the NEOs and other key employees, due to the fact that there was not a sufficient number of authorized shares reserved for issuance under the Company’s 2005 Equity Incentive Plan.

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our Chief Executive Officer and our other two Named Executive Officers for each of the Company’s last two fiscal years. The Company did not, in respect of any of our NEOs in fiscal years 2009-2010, grant any restricted stock awards or stock appreciation rights, accrue deferred compensation charges, or make any long-term incentive plan payouts
Summary Compensation Table
for Fiscal Year End
December 31, 2010

				Option	All Other
Name and		Salary ($)	Bonus ($)	Award ($)	Compensation
Principal Position	Year	(1)(2)	(2)	(3) (4) (6)	(5)	Total ($)

Stephen L. Day (8)	2010	$345,288	$140,000	$26,104	$33,630	$545,022
Chief Executive Officer (7)	2009	$336,815	$78,300	$0	$25,000	$440,115

Jonathan A.R. Grylls (9)	2010	$238,951	$86,800	$28,148	$17,909	$371,807
Chief Strategy Officer (7)	2009	$240,582	$79,650	$0	$24,795	$345,027

William G. Schmidt	2010	$247,338	$82,900	$28,148	$7,885	$366,271
Chief Operating Officer	2009	$179,955	$50,200	$0	$8,378	$238,533

(1)
Amounts reported for each period include amounts deferred by the named individuals pursuant to the Company’s 401(k) Plan. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(2)	Amounts reported for each period include amounts that have been earned with respect to that period but may have been paid in a subsequent period.

(3)	All options are for the purchase of shares of Company Common Stock.

(4)
The aggregate grant date fair value (“AGDFV”) computed in accordance with FASB ASC Topic 718, of stock options awarded to each NEO, subject to the assumptions summarized in Stock Options Plans and Stock-Based Compensation in Footnote 7 “Stockholders Equity” on pages 61-63 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 31, 2011, but disregarding the estimates therein of forfeitures related to service-based vesting condition. This figure represents the AGDFV value of the 15,725 stock options awarded to each NEO in 2010 in his respective capacity as executive officer.

(5)	Amounts represent premiums for individual insurance policies for life, disability, and/or long-term care coverages.

(6)	The service-based vesting conditions for options awarded to each NEO prior to 2006 were satisfied, so no forfeitures were incurred to adjust reported compensation expense.

(7)
Includes $6,265 in AGDFV of non-cash shared-based compensation from 2010 awards of stock options for services as Director, computed as described, and subject to the assumptions referenced, in the above footnote 4 to this Summary Compensation Table.

(8)	For Mr. Day, his aggregate number of option awards outstanding at December 31, 2010 was 77,335, of which 16,940 are for services as Director.

(9)	For Mr. Grylls, his aggregate number of option awards outstanding at December 31, 2010 was 131,725, of which 16,940 are for services as Director.

OUTSTANDING EQUITY AWARDS TABLE
The following table sets forth certain information regarding unexercised options for each Named Executive Officer as of the end of the Company’s 2010 fiscal year. The Company does not have any outstanding stock awards or other equity incentive plan awards to any NEO.
Outstanding Equity Awards Table
Outstanding Equity Awards as of December 31, 2010

	Option Awards
	Equity Incentive Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options (#)	Options (#)		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable		Options (#)	Price	Date

Stephen L. Day	3,500				$10.00	11/16/15
	12,580	3,145	(1)		$8.25	10/25/11
	2,800	700	(2)		$7.50	10/25/16
	9,435	6,290	(1)		$4.95	11/13/12
	2,100	1,400	(2)		$4.50	11/13/17
	0	15,725	(1)		$3.41	11/16/15
	0	3,500	(2)		$3.10	11/16/20
	5,288	7,932	(1)		$1.36	11/20/13
	1,176	1,764	(2)		$1.24	11/20/18

Jonathan A.R. Grylls	38,665				$1.94	12/01/14
	15,725				$10.00	11/16/15
	3,500				$10.00	11/16/15
	12,580	3,145	(1)		$7.50	10/25/16
	2,800	700	(2)		$7.50	10/25/16
	9,435	6,290	(1)		$4.50	11/13/17
	2,100	1,400	(2)		$4.50	11/13/17
	0	15,725	(1)		$3.10	11/16/20
	0	3,500	(2)		$3.10	11/16/20
	5,288	7,932	(1)		$1.24	11/20/18
	1,176	1,764	(2)		$1.24	11/20/18

William G. Schmidt	15,725				$10.00	11/16/15
	12,580	3,145	(1)		$7.50	10/25/16
	9,435	6,290	(1)		$4.50	11/13/17
	0	15,725	(1)		$3.10	11/16/20
	5,288	7,932	(1)		$1.24	11/20/18

(1)	Incentive Stock Option awarded as Officer of the Company, vesting on anniversary date of grant at rate of 20% per year for five years.

(2)	Non-qualified Stock Option awarded for services as Director of the Company, vesting on anniversary date of grant at rate of 20% per year for five years.

OTHER COMPENSATION ARRANGEMENTS
Retirement Plans and Benefits
The Company does not maintain a pension or other retirement plan for its employees, and none of the NEOs have or are entitled to receive any benefits under any tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.
Certain Employment and Severance Arrangements
Stephen L. Day and Jonathan A.R. Grylls each have employment agreements with the Company which, among other things, provide that if their employment is terminated by the Company other than for just cause (as defined below), the Company will make severance payments to them in an aggregate amount equal to twice the amount of their annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid, plus, in the event such termination occurs on or after July 1 of any year and the Company is meeting or exceeding the goals previously established under the annual incentive plan for that year, a pro rata portion of his annual incentive compensation.
William Schmidt has an employment agreement with the Company which, among other things, provides that if his employment is terminated by the Company other than for just cause (as defined below), the Company will make severance payments to him in an aggregate amount equal to twice the amount of his annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid, plus, in the event such termination occurs on or after July 1 of any year and the Company is meeting or exceeding the goals previously established under the annual incentive plan for that year, a pro rata portion of his annual incentive compensation.
Each of those employment agreements separately provides for the following payments to the executive if the executive’s employment is terminated within two years following a change in control (as defined below) by the Company without cause or by the executive with good reason (as defined below): a lump sum equal to 2 times the executive’s annual base salary at the time of termination, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive.
The Company may terminate each such Executive’s employment for cause if the executive falsifies Company accounts; embezzles funds; commits fraud; is convicted of, or pleas nolo contendre to, a felony; or engages in conduct not in the best interests of the Company and which is or if continued would be materially harmful to the business, interests or reputation of the Company and as to which the Board of Directors has given the executive notice in writing, specifying the exact conduct deemed materially harmful and providing a minimum of thirty (30) day opportunity to cure.
Also, if any such Executive’s employment is terminated within two years following a change in control by the Company without cause or by the executive for good reason, then all outstanding stock options held by the executive for the purchase of shares of the Company’s Common Stock shall immediately become exercisable in full.

A change of control shall be deemed to take place if (i) any person or group becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the Securities Exchange Act of 1934), directly or indirectly, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company; (ii) any merger or consolidation involving the Company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); (iv) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any person or group other than in the ordinary course of business; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets. The Executive may terminate his employment for good reason for (i) failure of the Company to continue the executive in the position of President and Chief Executive Officer in the case of Mr. Day, Vice President and Chief Operating Officer in the case of Mr. Schmidt and Vice President and Chief Strategy Officer in the case of Mr. Grylls; (ii) if the Company requires the Executive to work on a regular basis at any location outside of a fifty (50) mile radius of Littleton, or material diminution in the nature or scope of the executive’s responsibilities, duties or authority; or (iii) any other material breach of this Agreement by the Company and, if such breach may be cured, the Company’s failure to do so within ten (10) days after written notice thereof.
The following table shows the potential payments upon termination or a change of control of the Company for the Named Executive Officers, on December 31, 2010.
Illustrative Post-Employment Payments

	Termination
	without Cause or
	Resignation for		Change of
	Good Reason		Control	Disability
Executive Compensation, Payments, and	Continuation of			Continuation of
Other Benefits Upon Separation	Base Salary			Base Salary for up
Compensation and Other Benefits:	for 24 months		Lump Sum Payment	to 12 months

Stephen L. Day	$700,000	(1)	$700,000	$350,000
Chief Executive Officer

William Schmidt	$440,000	(2)	$440,000	$220,000
Chief Operating Officer

Jonathan A.R. Grylls	$432,000	(3)	$432,000	$216,000
Chief Strategy Officer

(1)	Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $140,000.

(2)	Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $88,000.

(3)	Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $86,400.

DIRECTOR COMPENSATION
Directors’ Compensation
The Company’s Director compensation program has been in place since 2005, when the Board approved a recommendation by the Compensation Committee of the Board based on information available regarding comparable companies. Effective with the consummation of the Company’s IPO, each Non-Employee Director receives a $7,000 annual retainer, $750 for each meeting of the Board of Directors that he or she attends in person and $375 for each telephonic meeting of the Board of Directors that he or she attends. All Audit Committee members receive $750 for every meeting held in person or by telephone. For the other committees, the Chairs each receive $500 per meeting and the other committee members receive $375 per meeting. Directors who are employees of the Company are not paid any separate fees for serving as directors. The Chairman of the Audit Committee receives an additional $3,000 annual retainer.
Each new Director is granted an option to purchase 7,000 shares of our common stock. Moreover, all Directors will, with respect to each fiscal year in which they serve as a Director, be granted an option to purchase 3,500 shares of our common stock. All options granted to Directors have an exercise price equal to the fair market value of our common stock on the respective dates of such grants. In 2010, the Compensation Committee approved the grant and award to each Director, except Mr. Albert, options to purchase 3,500 shares of the Company’s common stock and approved the grant and award to Mr. Albert, as a new Director, options to purchase 10,500 shares of the Company’s common stock.
In 2009, the Compensation Committee approved the grant and award to Mr. Pearce, as a new Director, options to purchase 10,500 shares of the Company’s common stock. The Compensation Committee suspended on an interim basis annual awards to the other Directors, because there was not a sufficient number of authorized shares reserved for issuance under the Company’s 2005 Equity Incentive Plan.
In addition, all Directors have been authorized to purchase merchandise at the standard employee discount rate of cost-plus-10%.
The following table sets forth Director fees earned and the value of stock options awarded to Directors in fiscal 2010. No Director received Stock Awards, Non-equity Incentive Plan Compensation, Pension Plan Rights, Non-Qualified Deferred Compensation or other reportable compensation during 2010 or any prior year.
Director Compensation
for Fiscal Year End December 31, 2010

	Fees Earned	Option
	or Paid in	Award ($)		All Other	Total
Name of Director (1)	Cash	(2) (3)		Compensation ($)	($)

Kevin K. Albert	$4,891	$18,759	(9)	$0	$23,650

David R. Pearce	$12,785	$0	(3)	$0	$12,785

Gregory F. Mulligan	$14,002	$6,265	(5)	$0	$20,267

John W. Mitchell	$13,377	$6,265	(6)	$0	$19,642

David J. Powers	$13,127	$6,265	(7)	$0	$19,392

James F. Powers	$14,127	$6,265	(8)	$0	$20,392

(1)	The compensation earned by Mr. Day and Mr. Grylls as Directors is included in the Summary Compensation Table of this Proxy Statement.

(2)	The grant date of the options awarded to the Directors was November 17, 2010. Their 2010 awards vest on the anniversary date of the grant at the rate of 20% per year.

(3)
The aggregate grant date fair value (“AGDFV”) computed in accordance with FASB ASC Topic 718,of stock options awarded to the Directors, subject to the assumptions summarized in Stock Options Plans and Stock-Based Compensation in Footnote 7 “Stockholders Equity” on pages 61-63 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 31, 2011, but disregarding the estimates therein of forfeitures related to service-based vesting condition. This figure represents the AGDFV value of the 24,500 stock options awarded to the Directors in 2010.

(4)	For Mr. Pearce, his aggregate number of option awards outstanding at December 31, 2010 was 10,500, after his resignation from the Board.

(5)	For Mr. Mulligan, his aggregate number of option awards outstanding at December 31, 2010 was 29,780.

(6)	For Mr. Mitchell, his aggregate number of option awards outstanding at December 31, 2010 was 20,440.

(7)	For Mr. David J. Powers, his aggregate number of option awards outstanding at December 31, 2010 was 16,940.

(8)	For Mr. James F. Powers, his aggregate number of option awards outstanding at December 31, 2010 was 16,940.

(9)	For Mr. Kevin K. Albert, his aggregate number of option awards outstanding at December 31, 2010 was 10,500.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
At the close of business on March 7, 2011, there were issued and outstanding 5,277,161 shares of Common Stock, entitled to cast 5,277,161 votes. On April 4, 2011, the closing price of the Common Stock as reported by NASDAQ was $4.56 per share.
Principal Stockholders
The following tables set forth certain information with respect to the beneficial ownership of the Common Stock filed with the SEC as of April 5, 2011, by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director and nominee for director of the Company, (iii) each of the persons named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock issuable by the Company pursuant to options that may be exercised within 60 days after April 5, 2011, are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.
Beneficial Ownership of Five Percent Holders of Common Stock of Dover Saddlery, Inc.

	Shares Beneficially
	Owned*
Name	Number	Percent

Glenhill Capital (2)	918,983	17.4%
Stephen L. Day (4)	638,403	12.0%
Wellington Management (3)	594,295	11.3%
RBF Capital, LLC (1)	387,000	7.3%
Austin W. Marxe and David M. Greenhouse (1)	364,376	6.9%
David J. Powers (5)	303,911	5.7%
James F. Powers (6)	303,911	5.7%
Michele R. Powers (7)	283,844	5.4%

*
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(1)
The Company has received a copy of joint filings on Schedule 13G on behalf of Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), dated January 10, 2011. Marxe and Greenhouse share sole voting and investment power over a total of 364,376, comprised of 301,075 shares of common stock (5.7%) owned by Special Situations Fund III QP, L.P. (“SSFQP”),, and 63,301 shares of common stock (1.2%) owned by Special Situations Cayman Fund, L.P (“Cayman”). Marxe and Greenhouse are deemed to beneficially own a total of 364,376 shares of Common Stock, or 5.7 % of the outstanding shares. The address of Marxe and Greenhouse is: c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

The Company has received a copy of a report on Schedule 13G from RPF Capital, LLC,, Richard B. Fullerton, Fullerton Capital Partners, L.P. with a signature dated January 6, 2011 disclosing 387,000 shares of common stock with shared voting power and dispositive power. The address of RPF Capital, LLC, Richard B. Fullerton, Fullerton Capital Partners, L.P. is: 100 Drakes Landing Road, Suite 300, Greenbrae, CA 94904. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(2)
The Company has received a copy of a report on Schedule 13D/A, with a signature dated June 14, 2007, filed with the SEC on June 20, 2007 on behalf of Glenhill Advisors, LLC, a Delaware limited liability company, Glenn J. Krevlin, a citizen of the United States, Glenhill Capital Management, LLC, a Delaware limited liability company, Glenhill Capital LP, a Delaware limited partnership, Glenhill Capital Overseas GP Ltd., a Cayman Islands exempted company, and Glenhill Capital Overseas Master Fund L.P., a Cayman Islands limited partnership. Glenhill Advisors, LLC, Glenhill Capital Management, LLC, and Glenhill Capital Overseas GP Ltd. are engaged in the business of investment management, and Glenhill Capital LP and Glenhill Capital Overseas Master Fund L.P. are engaged in the investment and trading of a variety of securities and financial instruments. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, a security holder of the Company and sole shareholder of Glenhill Capital Overseas GP Ltd. Glenhill Capital Overseas GP Ltd. is general partner of Glenhill Capital Overseas Master Fund L.P., a security holder of the Company. Of the 918,983 shares of common stock beneficially owned by this group: (a) 589,685 shares of common stock (11.36%) are owned by Glenhill Capital, LP; and (b) 329,298 shares of common stock (6.35%) are owned by Glenhill Capital Overseas Master Fund L.P. The address of and principal office of each of the foregoing Persons is 598 Madison Avenue, 12th Floor, New York, New York 10022. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(3)
The Company has received a copy of a reports on Schedule 13G/A from Wellington Management Company, LLP, with a signature dated February 14, 2011 disclosing 473,832 shares of common stock with shared voting power and 594,295 shares of common stock with shared dispositive power. The Company further received a copy of a report on Schedule 13G/A, with a signature dated February 14, 2011 from Wellington Trust Company, N.A., disclosing 299,695 shares of common stock with shared voting and dispositive power The address of Wellington Management Company, LLP is: 75 State Street, Boston, MA 02109. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(4)
The Company has received a copy of a report on Form 4, with a signature dated November 19, 2010, and a report on Form 5 with a signature dated February 14, 2011, both filed by Mr. Stephen L. Day and indicating Mr. Stephen L. Day’s address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 601,524 shares of the Company’s common stock, and also includes 36,879 vested options to purchase shares of the Company’s common stock. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC and the Company’s internal records.

(5)
The Company has received a copy of a report on Form 4, with a signature dated November 19, 2010, and a report on Form 5 with a signature dated February 13, 2009, both filed by Mr. David Powers and indicating Mr. David Powers’ address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 294,335 shares of the Company’s common stock, and also includes 9576 vested options to purchase shares of the Company’s common stock. The Company has no reason to believe that any change in the foregoing information has occurred, based on the reports on file with the SEC and on the Company’s internal records.

(6)
The Company has received a copy of a report on Form 4, with a signature dated November 19, 2010, and a report on Form 5 with a signature dated February 13, 2009, both filed by Mr. James Powers and indicating Mr. James Powers’ address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 294,335 shares of the Company’s common stock, and also includes 9576 vested options to purchase shares of the Company’s common stock. The Company has no reason to believe that any change in the foregoing information has occurred, based on the reports on file with the SEC and on the Company’s internal records.

(7)
The Company has received a copy of a report on Schedule 13G from Michele Powers, with a signature dated February 14, 2006 disclosing: 132,690 shares of the Company’s common stock owned by Michele Powers individually and also includes 19,314 vested unlapsed options to purchase of the Company’s common stock owned by Michele Powers individually, furthermore includes shared voting power over 130,440 additional shares. 65,220 of these additional shares are owned by her husband, Richard Powers, and the remaining 65,220 shares are owned by a trust benefiting her daughter, the Carly R. Powers Trust; and indicating that Ms. Powers’ address is: 525 Great Road, Littleton, MA 01460. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC and the Company’s internal records.

Security Ownership of Management

	Shares Beneficially
	Owned*
Name	Number	Percent

Stephen L. Day (1)	638,403	12.0%
David J. Powers (2)	303,911	5.7%
James F. Powers (3)	303,911	5.7%
Jonathan A.R. Grylls (4)	231,604	4.3%
Kevin K. Albert	76,000	1.4%
William G. Schmidt (5)	57,702	1.1%
Gregory F. Mulligan (6)	22,416	0.4%
John W. Mitchell (7)	11,676	0.2%
David R. Pearce (8)	3,600	0.1%
Executive officers and directors as a group (nine persons)	1,649,223	29.7%

*
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(1)	Includes 601,524 shares of the Company’s common stock, and also includes 36,879 vested options to purchase shares of the Company’s common stock.

(2)	Includes 294,335 shares of the Company’s common stock, and also includes 9,576 vested options to purchase shares of the Company’s common stock.

(3)	Includes 294,335 shares of the Company’s common stock, and also includes 9,576 vested options to purchase shares of the Company’s common stock.

(4)	Includes 140,335 shares of the Company’s common stock, and also includes 91,269 options to purchase shares of the Company’s common stock.

(5)	Includes 17,318 shares of the Company’s common stock, and also includes 40,384 vested options to purchase shares of the Company’s common stock.

(6)	Includes 22,416 vested options to purchase shares of the Company’s common stock.

(7)	Includes 11,676 vested options to purchase shares of the Company’s common stock.

(8)	Includes 1,500 shares of the Company’s common stock indirectly owned and also includes 2,100 options to purchase shares of the Company’s common stock

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In October of 2004, the Company entered into a lease agreement with a minority stockholder. The agreement, which relates to the Plaistow, NH retail store, is a five-year lease with options to extend for an additional fifteen years. For the year ended December 31, 2010 the Company expensed approximately $205,000 in connection with the lease. For the year ended December 31, 2009, the company expensed approximately $196,000 in connection with the lease. In addition, a related deposit of $18,750 is recorded as prepaid expenses and other current assets as of December 31, 2010 and 2009.
In order to expedite the efficient build-out of leasehold improvements in its new retail stores, the Company utilizes the services of a real estate development company owned by a non-executive Company employee and minority stockholder to source construction services and retail fixtures. Total payments for the year ended December 31, 2010, consisting primarily of reimbursements for materials and outside labor, for the fit-up of one store were approximately $118,000. Reimbursements for the year ended December 31, 2009 were approximately $104,000.
On October 26, 2007, the disinterested members of the Audit Committee of the Board of Directors approved a $5.0 million subordinated debt financing facility as part of a plan to refinance the Company’s current subordinated debt with Patriot Capital. The new sub-debt facility was led by BCA Mezzanine Fund, L.P. (BCA), which participated at $2.0 million (in which Company Board member Gregory Mulligan holds a management position and indirect economic interest). The subordinated loans were consummated as of December 11, 2007. On March 27, 2009, following approval of the Board of Directors (with Mr. Mulligan abstaining), the Company amended the subordinated loan agreement to adjust various covenant levels for the fiscal year 2009, due to the on-going impact of the economic recession. In September of 2009, following the prior approval of the Board (with Mr. Mulligan abstaining), the Company modified certain terms of the warrants and reduced the exercise price to $2.75 per share. A charge of $36,000 was recognized in conjunction with the warrant modification and is included in interest expense. On March 28, 2011, the Company repaid the subordinated debt and all deferred interest from the proceeds of a term note borrowed from the Company’s bank. Except as noted above with respect to Mr. Mulligan, there is no relationship, arrangement or understanding between the Company and any of the Subordinated Holders or any of their affiliates, other than in respect of the loan agreement establishing and setting forth the terms and conditions of this mezzanine loan agreement. In 2010, the Company made interest payments to BCA of $240,000.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2010 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2010, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

SOLICITATION
This proxy is solicited on behalf of the Board of the Company. You are requested to sign and return your proxy card promptly.
The expenses connected with soliciting proxies will be borne by the Company. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, certain directors, officers, and employees may solicit proxies in person or by use of other communications media.
STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in the Company’s proxy statement and form of proxy for the annual meeting scheduled to be held in May 2011, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company’s principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was mailed on or about April 13, 2011, so the date by which proposals are required to be received under Rule 14a-8 will be December 14, 2011.
In addition, the By-Laws of the Company provide that for business to be properly brought before any annual meeting of stockholders by any stockholder or for the nomination by a stockholder of a candidate for election to the Board, the stockholder must give timely notice thereof in writing to the Secretary of the Company not less than 120 days before the date of the annual meeting nor more than 150 days prior to the anniversary date of mailing a Proxy Statement, where such annual meeting is to be held between March 16, 2012 and June 14, 2012 (and for annual meetings to be held at other times, for such notices to be given as prescribed by the By-Laws). If next year’s annual meeting is held between March 16, 2012 and June 14, 2012, the deadline for submission of notice will be December 14, 2011, and any proposal or nomination submitted after December 14, 2011 will be untimely. The By-Laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.
MISCELLANEOUS
The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION
Stockholders of record on March 7, 2011 will receive a Proxy Statement and the Company’s 2010 Annual Report, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company’s Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to David R. Pearce, Chief Financial Officer, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.
The Company’s Proxy Statement, Annual Report to Stockholders and other proxy materials are available at http://investor.shareholder.com/DOVR/investor_materials.cfm

DOVER SADDLERY, INC.
P.O. BOX 1100, 525 GREAT ROAD
LITTLETON, MA 01460
Proxy For Annual Meeting Of Stockholders May 5, 2011
This Proxy Is Solicited On Behalf Of
The Board Of Directors
Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.
Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Stockholders to be held May 5, 2011.

The undersigned appoints John W. Mitchell and Kevin K. Albert, and either of them, with full powers of substitution, attorneys and proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Stockholders of Dover Saddlery, Inc., to be held on Thursday, May 5, 2011, beginning at 12:30 p.m. local time, at the Downtown Harvard Club of Boston, One Federal Street, 38th Floor, Boston, Massachusetts 02110, and any adjournment or postponements thereof with all the powers the undersigned would possess if personally present.
The shares represented by this proxy will be voted in the manner directed. Unless revoked or otherwise instructed, the shares represented by this proxy will be voted “FOR” the proposals.
PROPOSAL 1.	TO ELECT AS CLASS III DIRECTORS, THE FOLLOWING NOMINEES:
1. Stephen L. Day
2. James F. Powers
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1.

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐
For all nominees except as noted above
PROPOSAL 2.	TO RATIFY THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR’ RATIFICATION OF SELECTION OF THE AUDITORS IN PROPOSAL 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3.	TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Signature:

Signature:

Date:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN ENCLOSED POSTAGE-PAID ENVELOPE WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. IF YOU DO ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE.